UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2011 (March 18, 2011)

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503

(Address of principal executive office) (Zip Code)

(859) 389-6500

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Previously, on November 19, 2010, Rhino Eastern LLC (“Rhino Eastern”), a joint venture in which Rhino Resource Partners LP owns a 51% membership interest and serves as manager, received an MSHA notification of a potential pattern of violations under Section 104(e) of the Federal Mine Safety and Health Act of 1977 (“Mine Act”) for Eagle #1 Mine.  In a follow up letter dated March 15, 2011, the Mine Safety and Health Administration (“MSHA”)  notified Rhino Eastern that MSHA concluded that Rhino Eastern’s Eagle #1 Mine (“Eagle #1 Mine”) located in Bolt, West Virginia achieved the target for its significant and substantial (“S&S”) violations during the Potential Pattern of Violations period.  By reducing its S&S violations to the targeted rate of S&S violations, MSHA would not consider Eagle #1 Mine for a Pattern of Violations notice pursuant to Section 104(e)(1) of the Mine Act at such time.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into federal law. Section 1503 of the Dodd-Frank Act requires a reporting company operating coal mines or with subsidiaries that operate coal mines to file a Current Report on Form 8-K upon receipt of written notice from MSHA of an imminent danger order under Section 107(a) of the Mine Act.

On March 18, 2011, Rhino Eastern received two imminent danger orders under Section 107(a) of the Mine Act for Eagle #1 Mine.  The orders stated that mining was being conducted beneath a previously mined area that was holding an unspecified amount of water and that water was observed entering the mine through the roof.  According to MSHA, the water entering the mine has created a risk for miners working in the mine.   Production at Eagle #1 Mine has been temporarily idled, the duration of which cannot be predicted at this time.  Rhino Eastern is fully cooperating with MSHA to resolve these issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
its General Partner

Dated: March 24, 2011	By:	/s/ Joseph R. Miller
	Name:	Joseph R. Miller
	Title:	Vice President, Secretary and General Counsel